UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2024

Entergy Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana	70113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

May 20, 2024, Entergy Corporation (the “Company”) entered into an Underwriting Agreement for the sale of $1,200,000,000 in aggregate principal amount of the Company’s Junior Subordinated Debentures due December 1, 2054 (the “Junior Subordinated Debentures”). The Company will pay interest on the Junior Subordinated Debentures (i) from and including the date of original issuance to, but not including, December 1, 2029, at an annual rate of 7.125% and (ii) from and including December 1, 2029, during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.67%. The sale of the Junior Subordinated Debentures closed on May 23, 2024. The Junior Subordinated Debentures were offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-266624), which became effective upon filing. The Junior Subordinated Debentures were issued pursuant to the Company’s Indenture (for Unsecured Subordinated Debt Securities) dated as of May 1, 2024, as supplemented by the Company’s Officer’s Certificate dated as of May 20, 2024, establishing the terms of the Junior Subordinated Debentures, filed herewith respectively as Exhibits 4(a) and 4 (b). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Company’s Officer’s Certificate dated as of May 20, 2024, filed herewith as Exhibit 4(b).

Pursuant to the terms of the Junior Subordinated Debentures, the Company has the right, from time to time, to defer the payment of interest on the Junior Subordinated Debentures on one or more occasions for up to ten consecutive years. The Company may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide the Company with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that the Company were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, the Company would not be able, with limited exceptions, to pay dividends on its common stock during the periods in which such payments were deferred or such payment defaults continued. These provisions are described in the Description of Entergy Corporation’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed herewith as Exhibit 4(c) (which updates and supersedes Exhibit 4(a)(14) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), containing a description of the Company’s common stock, par value $0.01 per share.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4(a)	Indenture (for Unsecured Subordinated Debt Securities) dated as of May 1, 2024.

4(b)	Officer’s Certificate dated as of May 20, 2024, establishing the terms of the Junior Subordinated Debentures supplemental to the Indenture.

4(c)	Description of Entergy Corporation’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934

5	Opinion of Morgan, Lewis & Bockius LLP relating to the Junior Subordinated Debentures.

23	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Junior Subordinated Debentures (included in Exhibit 5).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
(Registrant)

Date: May 23, 2024

/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer